As filed with the Securities and Exchange Commission on September 12, 2014

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-1598552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1051 East Cary Street, Suite 1200

Richmond, Virginia 23219

(804) 633-5031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rachael R. Lape, Esq.

Senior Vice President and General Counsel

Union Bankshares Corporation

1051 East Cary Street, Suite 1200

Richmond, Virginia 23219

(804) 633-5031

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

George P. Whitley, Esq.

Scott H. Richter, Esq.

LeClairRyan, A Professional Corporation

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

(804) 783-2003

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Common Stock (4)	—	—
Preferred Stock (4)	—	—
Debt Securities (4)	—	—
Warrants (5)	—	—
Purchase Contracts (6)	—	—
Units (7)	—	—
TOTAL	$200,000,000	$25,760

(1)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest, distributions and dividends, if any. Subject to Rule 462(b) under the Securities Act, the aggregate public offering price of all securities registered hereby will not exceed $200,000,000. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.
(3)	Pursuant to Rule 457(p) under the Securities Act, the full amount of the registration fee of $25,760 is offset by the $11,610 registration fee previously paid by Union Bankshares Corporation in connection with Union Bankshares Corporation’s Registration Statement on Form S-3 (File No. 333-175807), filed on July 27, 2011, resulting in an amount due of $14,150 in connection with this filing.
(4)	Such indeterminate principal amount and number of shares of common stock, shares of preferred stock or debt securities as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder.
(5)	Warrants may be sold separately or together with common stock, preferred stock or debt securities of Union Bankshares Corporation. Includes an indeterminate number of shares of common stock, shares of preferred stock or debt securities of Union Bankshares Corporation to be issuable upon the exercise of warrants for such securities.
(6)	Such indeterminate number of purchase contracts as may, from time to time, be issued at indeterminate prices obligating holders to purchase from or sell to us, and obligating us to sell or purchase from the holders, a specific number of shares of common stock, shares of preferred stock or debt securities of Union Bankshares Corporation at a future date or dates.
(7)	Such indeterminate number of units as may, from time to time, be issued at indeterminate prices, each representing ownership of one or more of the securities described herein.

Prospectus

$200,000,000

UNION BANKSHARES CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer from time to time common stock, preferred stock, debt securities (which may be senior or subordinated debt securities), warrants, purchase contracts or units. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities.

The aggregate initial offering price of all securities we sell under this prospectus will not exceed $200,000,000.

The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and any supplements carefully before you invest.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “UBSH.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is September 12, 2014.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus we use the terms “we,” “us,” “our,” “Union” and the “company” to refer to Union Bankshares Corporation. We sometimes refer to Union First Market Bank as our “community bank” or “bank subsidiary.”

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $200,000,000 in the aggregate.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street addresses are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by Union. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at no cost on our website at http://investors.bankatunion.com, as soon as reasonably practicable after we file such documents with the SEC. We are not incorporating the information on our website into this prospectus, and the information on the website is not included in, nor is it a part of, this prospectus or any prospectus supplement. Our SEC file number is 000-20293.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

Some information contained in this prospectus updates and supersedes the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below (except Items 2.02 and 7.01 of any Current Report on Form 8-K, unless otherwise indicated in the Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 11, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended (i) March 31, 2014, filed on May 8, 2014, and (ii) June 30, 2014, filed on August 6, 2014;

•	our Current Reports on Form 8-K filed on January 2, 2014, January 27, 2014, January 31, 2014, February 3, 2014, February 20, 2014 (Form 8/A), April 24, 2014, April 29, 2014, June 23, 2014, July 1, 2014 and July 24, 2014; and

•	the description of common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on July 2, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered by this prospectus are sold; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K (unless otherwise indicated). Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later which is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Robert M. Gorman

Executive Vice President and Chief Financial Officer

Union Bankshares Corporation

1051 East Cary Street, Suite 1200

Richmond, Virginia 23219

(804) 633-5031

These incorporated documents may also be available on our website at http://investors.bankatunion.com. Except for incorporated documents, information contained on our website is not a prospectus and does not constitute part of this prospectus.

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

We make certain forward-looking statements in this prospectus, any prospectus supplement and in the documents incorporated by reference into this prospectus that are based upon our current expectations and projections about current events. You should not rely on forward-looking statements in this prospectus, any prospectus supplement or the documents incorporated by reference. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, the effects of and changes in: general economic and bank industry conditions, the interest rate environment, deposit flows, loan demand, real estate values, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, the stock and bond markets, accounting standards or interpretations of existing standards, technology, consumer spending and savings habits, and mergers and acquisitions.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference.

Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This summary provides a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $200,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may sell our common stock. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price of the shares.

Preferred Stock

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will list the preferred stock on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Warrants

We may sell warrants to purchase our debt securities, shares of common stock or shares of our preferred stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or debt securities. The price of our debt securities or price per share of common stock or preferred stock, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

UNION BANKSHARES CORPORATION

Our Company

Union Bankshares Corporation is a financial holding company headquartered in Richmond, Virginia. We are one of the largest community banking organizations based in Virginia. As of June 30, 2014, we had total consolidated assets of approximately $7.3 billion, total net consolidated loans of approximately $5.2 billion, total consolidated deposits of approximately $5.7 billion and total consolidated stockholders’ equity of approximately $977.0 million. We are committed to the delivery of financial services through our community bank, Union First Market Bank, and our three non-bank financial services affiliates.

Union First Market Bank is a full service retail commercial bank offering consumers and businesses a wide range of banking and related financial services, including checking, savings, certificates of deposit and other depository services, as well as loans for commercial, industrial, residential mortgage and consumer purposes. Union First Market Bank has 131 banking offices and more than 201 ATMs located throughout Virginia. Our community bank maintains a strong customer service focus.

We provide other financial services through our non-bank affiliates, Union Investment Services, Inc., Union Mortgage Group, Inc. (“Union Mortgage”) and Union Insurance Group, LLC (“Union Insurance”). Union First Market Bank also owns a non-controlling interest in Johnson Mortgage Company, LLC.

•	Union Investment Services, Inc. operates 19 offices within our community bank’s trade area and is a full service investment company handling all aspects of wealth management including stocks, bonds, annuities, mutual funds and financial planning.

•	Union Mortgage has 22 offices in the following locations: Virginia (17), Maryland (one), North Carolina (three), and South Carolina (one). Union Mortgage is licensed to do business in selected states throughout the Mid-Atlantic and Southeast, as well as Washington, D.C. It provides a variety of mortgage products to customers in those areas. The mortgage loans originated by Union Mortgage are generally sold in the secondary market through purchase agreements with institutional investors.

•	Union Insurance is an insurance agency in which each of Union First Market Bank and Union Mortgage has an ownership interest. This agency operates in a joint venture with Bankers Insurance, LLC, an insurance agency owned by community banks across Virginia and managed by the Virginia Bankers Association. Union Insurance generates revenue through sales of various insurance products, including long term care insurance and business owner policies.

Union Bankshares Corporation is a Virginia corporation. Our principal executive offices are located at 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, and our telephone number is (804) 633-5031. Our Internet address is http://investors.bankatunion.com. We are not incorporating the information on our website into this prospectus, and the information on the website is not included in, nor is it a part of, this prospectus.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include investing in, or extending credit to, our operating subsidiaries; investments at the holding company level; reducing or refinancing existing debt; possible acquisitions; stock repurchases; and other purposes as described in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our consolidated ratios of (i) earnings to fixed charges and (ii) earnings to fixed charges and preferred stock dividends for the periods presented. We do not currently have any preferred stock outstanding.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratios of earnings to fixed charges (1):
Including deposit interest	3.77	3.17	3.10	2.69	2.21	1.79	1.19
Excluding deposit interest	6.04	7.29	6.66	5.96	5.17	4.42	1.92
Ratios of earnings to fixed charges and preferred dividends (1)(2)(3):
Including deposit interest	3.77	3.17	3.10	2.69	2.16	1.76	1.18
Excluding deposit interest	6.04	7.29	6.66	5.96	4.63	3.89	1.73

(1)	For purposes of calculating the ratio of earnings to fixed charges, fixed charges is the sum of (i) interest cost, including interest on deposits; and (ii) that portion of rent expense estimated to be representative of the interest factor.
(2)	For purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, we divide earnings by the sum of fixed charges and preferred stock dividends.
(3)	On December 19, 2008, we issued to the U.S. Department of the Treasury (the “Treasury”) 59,000 shares of the company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) for $59 million. The issuance was made pursuant to the Treasury’s Capital Purchase Program under the Troubled Asset Relief Program (the “CPP”). In November 2009, the company redeemed all shares of the Series A Preferred Stock. On February 1, 2010, the company issued a series of preferred stock as a result of its acquisition of First Market Bank, FSB (“FMB”). On February 6, 2009, FMB issued and sold to the Treasury, pursuant to the CPP, 33,900 shares of its Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B and a warrant to purchase up to 1,695 shares of its Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C. The Treasury immediately exercised the warrant for the entire 1,695 shares of FMB’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C. In connection with the acquisition of FMB, the company established a series of preferred stock with substantially identical preferences, rights and limitations to the FMB preferred stock — the company’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”). In the acquisition, each share of FMB Series B and Series C preferred stock was exchanged for one share of the company’s Series B Preferred Stock. In December 2011, the company redeemed all shares of the Series B Preferred Stock.

REGULATORY CONSIDERATIONS

We are extensively regulated under both federal and state law. As a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, we are subject to supervision, regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). We are also registered under the bank holding company laws of Virginia, and accordingly are subject to regulation and supervision by the Virginia State Corporation Commission. Our subsidiary bank, Union First Market Bank, is also regulated and supervised by the Federal Reserve and the Virginia State Corporation Commission. The deposit insurance for accounts with Union First Market Bank is provided by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund. For a discussion of the material elements of the regulatory framework applicable to financial holding companies and bank holding companies and their subsidiaries and specific information relevant to us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.

This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund, and not for the protection of security holders. As a result of this regulatory framework, our earnings are affected by actions of the Federal Reserve, the FDIC, which insures the deposits of our bank subsidiary within certain limits, and the SEC. Depository institutions, like our bank subsidiary, are also affected by various federal and state laws, including those relating to consumer protection and similar matters.

Our earnings are also affected by general economic conditions, our management policies and legislative action. In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of Union consists of 100,000,000 shares of common stock, par value $1.33 per share, and 500,000 shares of preferred stock, par value $10.00 per share, which may be issued in series with such powers, designations and rights as may be established from time to time by our Board of Directors. As of June 30, 2014, there were 45,874,662 shares of our common stock issued and outstanding held by approximately 4,676 holders of record and no shares of our preferred stock issued and outstanding. As of June 30, 2014, there were options outstanding to purchase 414,806 shares of our common stock and 305,561 shares were subject to unvested restricted stock awards, all granted under our equity compensation plans. See “Description of Common Stock” and “Description of Preferred Stock” for more information.

DESCRIPTION OF COMMON STOCK

The following summary description of the material features of the common stock of Union is qualified in its entirety by reference to the applicable provisions of Virginia law and by Union’s Articles of Incorporation, as amended (the “Articles”), and Union’s Bylaws, as amended (the “Bylaws”).

General

Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock. Our common stock is traded on the NASDAQ Global Select Market under the symbol “UBSH.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable.

The transfer agent for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

Dividends

Our shareholders are entitled to receive dividends or distributions that our Board of Directors may declare out of funds legally available for those payments. The payment of distributions by Union is subject to the restrictions of Virginia law applicable to the declaration of distributions by a corporation. A Virginia corporation generally may not authorize and make distributions if, after giving effect to the distribution, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were dissolved at that time, to satisfy the preferential rights of shareholders whose rights are superior to the rights of those receiving the distribution. In addition, the payment of distributions to shareholders is subject to any prior rights of holders of outstanding preferred stock.

As a bank holding company, our ability to pay dividends is affected by the ability of Union First Market Bank, our bank subsidiary, to pay dividends to us. The ability of our bank subsidiary, as well as Union Bankshares Corporation, to pay dividends in the future is, and could be further, influenced by bank regulatory requirements and capital guidelines.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of Union, the holders of shares of our common stock will be entitled to receive, after payment of all debts and liabilities of Union and after satisfaction of all liquidation preferences applicable to any preferred stock, all remaining assets of Union available for distribution in cash or in kind.

Voting Rights

The holders of our common stock are entitled to one vote per share, and in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and shareholders do not have the right to accumulate their votes in the election of directors. For that reason, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Directors and Classes of Directors

Our Board of Directors is divided into three classes, apportioned as evenly as possible, with directors serving staggered three-year terms. Currently, the Union Board of Directors consists of 18 directors. Under the Articles, directors may be removed only for cause and with affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

No Preemptive Rights; Redemption and Assessment

Holders of shares of our common stock will not be entitled to preemptive rights with respect to any shares that may be issued. Our common stock is not subject to redemption or any sinking fund and the outstanding shares are fully paid and nonassessable.

Securities Are Not Insured by the FDIC

Investments in our common stock or any of our equity or debt securities will not qualify as deposits or savings accounts and will not be insured or guaranteed by the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.

Certain Anti-Takeover Provisions of Our Articles and Bylaws and Virginia Law

General. Our Articles and Bylaws and the Virginia Stock Corporation Act (the “Virginia SCA”) contain certain provisions designed to enhance the ability of our Board of Directors to deal with attempts to acquire control of the company. These provisions, and the ability to set the voting rights, preferences and other terms of any series of preferred stock that may be issued, may be deemed to have an anti-takeover effect and may discourage takeovers (which certain shareholders may deem to be in their best interest). To the extent that such takeover attempts are discouraged, temporary fluctuations in the market price of our common stock resulting from actual or rumored takeover attempts may be inhibited. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely affect the market price of our common stock.

The following briefly summarizes protective provisions that are contained in our Articles and Bylaws and provided by the Virginia SCA. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions, and is qualified in its entirety by reference to our Articles and Bylaws and the statutory provisions contained in the Virginia SCA.

Supermajority Provision. The Virginia SCA provides that, unless a corporation’s articles of incorporation provide for a higher or lower vote, certain significant corporate actions must be approved by the affirmative vote of the holders of more than two-thirds of the votes entitled to be cast on the matter. Corporate actions requiring a two-thirds vote include:

•	adoption of plans of merger or exchange;

•	sales of all or substantially all of a corporation’s assets other than in the ordinary course of business; and

•	adoption of plans of dissolution.

The Virginia SCA provides that a corporation’s articles of incorporation may either increase the vote required to approve those actions or may decrease the required vote to not less than a majority of the votes entitled to be cast.

Our Articles provide that the actions set out above must be approved by a vote of a majority of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction, provided that the transaction has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended, then the transaction must be approved by the vote of 80% or more of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction.

The provisions of our Articles and the Virginia SCA could tend to make the acquisition of Union more difficult to accomplish without the cooperation or favorable recommendation of the Union Board of Directors.

Staggered Board Terms. Our Articles provide that our Board of Directors be divided into three classes as nearly equal in number as possible, with one class to be elected annually for a term of three years and until their successors are elected and qualified. Vacancies occurring in the Board of Directors by reason of an increase in the number of directors may be filled by the Board of Directors, and any directors so chosen shall hold office until the next election of directors by the stockholders. Any other vacancy in the Board of Directors, whether by reason of death, resignation, removal or otherwise, may be filled by the remaining directors and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors are elected and qualified. Pursuant to our Articles, directors may be removed only for cause and only by a vote of the holders of two-thirds of the outstanding shares entitled to vote.

State Anti-Takeover Statutes. The Virginia SCA includes two anti-takeover statutes, the Affiliated Transactions Statute and the Control Share Acquisitions Statute. These statutes would be available to us if, at the time of the transaction, we have 300 or more shareholders of record, as described below.

The Affiliated Transaction Statute of the Virginia SCA contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority (but not less than two) of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of the disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:

•	the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

•	the affiliated transaction has been approved by a majority of the disinterested directors; or

•	subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Under the Virginia SCA’s Control Share Acquisitions Statute, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1/3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:

•	unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

•	among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for such shares if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”

The provisions of the Affiliated Transactions Statute and the Control Share Acquisitions Statute are only applicable to public corporations that have more than 300 shareholders. Corporations may provide in their articles of incorporation or bylaws to opt-out of the Control Share Acquisitions Statute. Union has not opted-out of the Control Share Acquisitions Statute.

Authorized Preferred Stock. Our Articles authorize the issuance of preferred stock and our Board of Directors may, subject to application of Virginia law and federal banking regulations, authorize the issuance of preferred stock at such times, for such purposes and for such consideration as the Board may deem advisable without further shareholder approval. The issuance of preferred stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of Union by, for example, authorizing the issuance of a series of preferred stock with rights and preferences designed to impede the proposed transaction.

Liability and Indemnification of Officers and Directors. The Virginia SCA provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of (a) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director, or (b) the greater of (1) $100,000 or (2) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director is not limited under the Virginia SCA or a corporation’s articles of incorporation and bylaws if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Our Articles provide that to the full extent that the Virginia SCA permits the limitation or elimination of the liability of directors or officers, a director or officer of Union is not liable to Union or its shareholders for monetary damages.

Our Articles provide that to the full extent permitted by the Virginia SCA and any other applicable law, Union is required to indemnify a director or officer of Union who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of or on behalf of Union as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The Union Board of Directors is empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer as set forth above.

Dissenters’ and Appraisal Rights. The Virginia SCA provides that appraisal rights are not available to holders of shares of any class or series of shares of a Virginia corporation in a merger when the stock is either listed on a national securities exchange, such as the NASDAQ Global Select Market, or is held by at least 2,000 shareholders of record and has a public float of at least $20 million. Despite this exception, appraisal rights will be available to holders of common stock of a Virginia corporation in a merger if:

•	the articles of incorporation provide for appraisal rights regardless of an available exception (our Articles do not authorize such special appraisal rights);

•	in the case of a merger or share exchange, shareholders are required by the terms of the merger to accept anything for their shares other than cash, shares of the surviving or acquiring corporation, or shares of another corporation that are either listed on a national securities exchange or held by more than 2,000 shareholders of record having a public float of at least $20 million, or a combination of cash or such shares; or

•	the merger is an “affiliated transaction,” as described under “– State Anti-Takeover Statutes” above, and it has not been approved by a majority of the disinterested directors.

Our common stock is listed on the NASDAQ Global Select Market. Therefore, unless one of the exceptions outlined above applies to a given transaction, holders of our common stock are not entitled to appraisal rights.

Amendments to our Articles of Incorporation and Bylaws. The Virginia SCA generally requires that in order for an amendment to the articles of incorporation to be adopted it must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group, unless the Virginia SCA otherwise requires a greater vote, or the articles of incorporation provide for a greater or lesser vote, or a vote by separate voting groups. However, under the Virginia SCA, no amendment to the articles of incorporation may be approved by a vote that is less than a majority of all the votes cast on the amendment by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.

Under the Virginia SCA, unless another process is set forth in the articles of incorporation or bylaws, a majority of the directors or, if a quorum exists, a majority of the shareholders present and entitled to vote may adopt, amend or repeal the bylaws.

Our Articles state that an amendment to the articles of incorporation must be approved by a majority of all the votes entitled to be cast on the amendment by each voting group entitled to vote at a meeting at which a quorum of the voting group is present, provided that the amendment has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the amendment is not so approved and recommended by two-thirds of the directors in office, then the amendment must be approved by the affirmative vote of 80% or more of all of the votes entitled to be cast on such amendment by each voting group entitled to vote.

Our Bylaws may be amended, altered, or repealed by the Board of Directors at any time. Our shareholders have the power to rescind, alter, amend, or repeal any bylaws and to enact bylaws which, if so expressed by the shareholders, may not be rescinded, altered, amended, or repealed by our Board of Directors.

Increasing the Number of Directors. Under Virginia law, a board of directors may amend or repeal bylaws unless its company’s articles of incorporation or other provisions of Virginia law reserve such power exclusively in the shareholders or the shareholders, in adopting or amending particular bylaws, expressly prohibit the board of directors from amending or repealing that bylaw. Our Articles do not reserve the power to amend the Bylaws to increase or decrease the number of directors exclusively to the shareholders and no bylaw, and no amendment thereto, expressly prohibits the Board of Directors from amending the Bylaws to increase or decrease the number of directors. Any newly created directorships resulting from an increase in the number of authorized directors shall be filled by the affirmative vote of a majority of the directors then in office. As a result, if faced with an attempt to take control of our Board of Directors, the Board may increase the size of the Board and install directors opposed to the hostile takeover attempt.

Inability of Shareholders to Call Special Meetings. Pursuant to our Bylaws, special meetings of shareholders may be called only by the Chairman or Vice Chairman of the Board, if any, the Chief Executive Officer, the President, the Board of Directors or the Board’s Executive Committee. As a result, shareholders are not able to act on matters other than at annual shareholders meetings unless they are able to persuade the Chief Executive Officer, President, the Chairman or the Vice Chairman of the Board of Directors to call a special meeting.

Advance Notification Requirements. Our Bylaws require a shareholder who desires to nominate a candidate for election to the Board of Directors or to raise new business at an annual shareholders meeting to provide us advance notice not less than 30 days prior to the first anniversary date of the initial notice of meeting of shareholders delivered to shareholders for the previous year’s annual meeting, provided, however, that such notice is not be required to be given more than 90 days prior to the annual meeting of shareholders. Our Bylaws further condition the presentation of shareholder nominations for director or proposals for business on compliance with a number of conditions. In addition, a shareholder must also comply with applicable SEC rules in order for his or her shareholder proposal to be included in the Company’s proxy statement relating to the annual meeting.

DESCRIPTION OF PREFERRED STOCK

Our Board of Directors, without shareholder approval, is authorized under our Articles to issue, in one or more series, shares of preferred stock at such times, for such purposes and for such consideration as it may deem advisable. The Board of Directors is also authorized to fix the designation, voting, conversion, preference and other relative rights, qualifications and limitations of any series of preferred stock.

As of the date of this prospectus, 500,000 shares of our preferred stock, par value $10.00, are authorized. We have no shares of preferred stock outstanding.

The following summary description of the material features of the preferred stock of Union that we may offer from time to time is qualified in its entirety by reference to the applicable provisions of Virginia law, our current Articles and the articles of amendment to our Articles relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

General

Our Board of Directors may authorize the issuance of one or more series of preferred stock and may establish and designate series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of preferred stock, when issued and sold, will be fully paid and nonassessable.

The number of shares and all of the relative rights, preferences and limitations of the respective future series of preferred stock authorized by our Board of Directors will be described in the applicable prospectus supplement. The terms of a particular series of preferred stock may differ, among other things, in:

•	designation;

•	number of shares that constitute the series;

•	dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

•	dividend periods, or the method of calculating the dividend periods;

•	redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at our option and whether a sinking fund will be established;

•	voting rights;

•	preferences and rights upon liquidation or winding up;

•	whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted);

•	for preferred stock convertible into our common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur; and

•	the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

•	junior to any series of our capital stock expressly stated to be senior to that series of preferred stock; and

•	senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock.

Dividends

Dividends will be payable as they are declared by our Board of Directors at such time or times as it elects, and no holder of preferred stock will have any right to receive any dividend unless and until that dividend has been declared by the Board of Directors. The stated annual dividend may be declared and paid in increments during each calendar year. In connection with each dividend payment, the Board of Directors may set a record date in advance of the payment date for the purpose of determining the holders of shares preferred stock who are entitled to receive that dividend.

If described in the applicable prospectus supplement, we may pay cumulative cash dividends to the holders of preferred stock, when and as declared by the Board of Directors or a committee thereof, out of funds legally available for payment. The prospectus supplement will detail, as applicable, the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. In the event that dividends are declared on the preferred stock, the Board of Directors or the committee will fix a record date for any such payment of dividends, which will be paid on the preferred stock to the holders of record on that record date.

We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.

Unless we have paid in full all unpaid cumulative dividends, if any, on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock of Union ranking junior or on parity with the preferred stock as to dividend payments (unless otherwise described in the prospectus supplement):

•	declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

•	make other distributions;

•	redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

•	make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of Union or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Redemption

The prospectus supplement will indicate whether, and on what terms, the shares of any future series of preferred stock will be subject to redemption, mandatory or otherwise, or a sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the redemption price and date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of Union, the holders of shares of preferred stock outstanding will be entitled to receive, out of the assets of Union available for distribution to shareholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in the Articles (as amended to establish the preferred stock) and/or the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends, if any, to the date of final distribution, before any distribution is made to holders of:

•	any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or

•	our common stock.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of Union with or into another corporation nor a merger of another corporation with or into Union nor a sale or transfer of all or part of Union’s assets for cash or securities will be considered a liquidation, dissolution or winding up of Union.

If, upon any liquidation, dissolution or winding up of Union, assets of Union then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of shares of the preferred stock and of shares of that other preferred stock will participate ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets by Union.

Voting Rights

Unless otherwise determined by our Board of Directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

So long as any shares of the preferred stock remain outstanding, we will not, without the consent of the holders of at least a majority of the shares of preferred stock outstanding at the time, voting together as one class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

•	issue or increase the authorized amount of any class or series of stock ranking senior to the outstanding preferred stock as to dividends or upon liquidation or dissolution; or

•	amend, alter or repeal the provisions of our Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding preferred stock or its holders.

DESCRIPTION OF DEBT SECURITIES

Debt May Be Senior or Subordinated

We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise provided in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness” (as defined herein). If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. If issued, there will be one indenture for senior debt securities and one for subordinated debt securities.

Payments

We may issue debt securities from time to time in one or more series. The provisions of each indenture may allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars.

Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the United States federal income tax consequences and special considerations applicable to any such debt securities.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination;

•	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	the depository for global certificated securities, if any; and

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

If any of the securities are to be held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Description of Global Securities.”

Subordination Provisions

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. The indenture for any subordinated debt securities will define the applicable “senior indebtedness.” Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

The applicable prospectus supplement will describe the circumstances under which we may withhold payment of principal of, or any premium or interest on, any subordinated debt securities. In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Covenants

The applicable prospectus supplement will contain, where applicable, the following information about any senior debt securities issued under it:

•	the terms and conditions of any restrictions on our ability to create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance; and

•	the terms and conditions of any restrictions on our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person.

Events of Default

The indenture for any senior debt securities will provide holders of the securities with the terms of remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture may provide for the issuance of debt securities in one or more series and whether an event of default has occurred may be determined on a series by series basis. The events of default will be defined under the indenture and described in the prospectus supplement.

The prospectus supplement will contain:

•	the terms and conditions, if any, by which the securities holders may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•	the terms and conditions, if any, under which all of the principal of all debt securities and interest accrued thereon shall be immediately due and payable.

The prospectus supplement will also contain a description of the method by which the holders of the outstanding debt securities may annul past declarations of acceleration of, or waive past defaults of, the debt securities.

The indenture will contain a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. The prospectus supplement will contain a description of the method by which the holders of outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

The indenture will provide that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest. The prospectus supplement will contain a description of the circumstances under which a holder may exercise this right.

The indenture will contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

The prospectus supplement will contain a description of our ability to eliminate most or all of our obligations on any series of debt securities prior to maturity provided we comply with the provisions described in the prospectus supplement.

We will also have the ability to discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.” We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants limiting liens and consolidations, mergers and asset sales, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.” The conditions we must satisfy to exercise covenant defeasance with respect to a series of debt securities will be described in the applicable prospectus supplement.

Modification of the Indenture

The prospectus supplement will contain a description of our ability and the terms and conditions under which, with the applicable trustee, we may enter into supplemental indentures which make certain changes that do not adversely affect in any material respect the interests of the holders of any series without the consent of the holders of debt securities issued under a particular indenture.

The prospectus supplement will contain a description of the method by which we and the applicable trustee, with the consent of the holders of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. The prospectus supplement will also describe the circumstances under which we may not exercise on this right without the consent of each holder that would be affected by such change.

We may not amend a supplemental indenture relating to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of subordinated and senior indebtedness then outstanding.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock or preferred stock, or debt securities. Warrants may be issued independently or together with any shares of common stock or preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from the shares of common or preferred stock or debt securities. The warrants are to be issued under warrant agreements to be entered into between Union and a bank or trust company, as warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Union in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may offer from time to time. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•	the designation, number of shares and terms of the common stock purchasable upon exercise of the common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•	the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	if applicable, the designation and terms of the common stock or preferred stock or debt securities with which the warrants are issued and the number of warrants issued with each share of common stock or preferred stock or such debt security;

•	if applicable, the date on and after which the warrants and the related common stock or preferred stock or debt securities will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain United States federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of shares of common stock or preferred stock, or such principal amount of debt securities, at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Union, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of (i) the certificate evidencing such warrants properly completed and duly executed and (ii) payment as provided in the prospectus supplement of the amount required to purchase the shares of common stock or preferred stock or debt securities purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or preferred stock or debt securities purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of a stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any merger, consolidation or sale or conveyance of all or substantially all of the assets of Union, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

No Rights as Shareholders

Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors of Union or any other matter, or to exercise any rights whatsoever as shareholders of Union.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or debt securities. The price per share of common stock or preferred stock, or the price of our debt securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, common stock, preferred stock or debt securities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

•	the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities other than common stock in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to warrants, units or preferred stock, represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Union, the trustees, the warrant agents, the unit agents or any other agent of Union, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

BOOK-ENTRY ISSUANCE

General

The Depository Trust Company (the “DTC”) may act as securities depository for all of the debt securities unless otherwise referred to in the prospectus supplement relating to an offering of debt securities. The debt securities may be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the total amount of the debt securities, and will be deposited with DTC.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (the “DTCC”). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the NYSE Amex and the Financial Industry Regulatory Authority, Inc.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, as beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities except if use of the book-entry-only system for the debt securities is discontinued.

The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Notices and Voting

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.

Distribution of Funds

The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

Successor Depositories and Termination of Book-Entry System

DTC may discontinue providing its services with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee or us. If no successor securities depository is obtained, definitive certificates representing the debt securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default under the indenture, the holders of a majority in liquidation amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the debt securities will be printed and delivered.

PLAN OF DISTRIBUTION

General

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of a particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for a period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the shares for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates by managing underwriters. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. In a firm commitment underwriting, the underwriters will be obligated to purchase all the shares if they purchase any of the shares. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement naming any such underwriter.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

We may have agreements with the underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities. Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, underwriters, agents or their affiliates. These underwriters, agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

Direct Sales

We may also sell shares directly to one or more purchasers without using underwriters or agents.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market. Any shares of common stock hereunder will be listed on the NASDAQ Global Select Market. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

General Information

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by LeClairRyan, A Professional Corporation, our legal counsel, and for any underwriters and agents by legal counsel selected by such underwriters or agents.

EXPERTS

Our consolidated financial statements as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, have been audited by Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, as stated in their reports appearing therein and incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

UNION BANKSHARES CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

PROSPECTUS

September 12, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the filing of this Registration Statement on Form S-3:

SEC Registration Fee	$14,150
Printing Costs	5,000	*
Transfer and Disbursing Agent Fees	1,000	*
Legal Fees and Expenses	20,000	*
Accounting Fees and Expenses	10,000	*
Miscellaneous Expenses	1,000	*

Total	$51,150

*	Fees and expenses payable will depend on the securities offered, the number of issuances and the nature of the offerings, and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The laws of the Commonwealth of Virginia pursuant to which Union Bankshares Corporation (the “Company”) is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The articles of incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

The Company has purchased officers’ and directors’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 16.	Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement for Common Stock.*
1.2	Form of Underwriting Agreement for Preferred Stock.*
1.3	Form of Underwriting Agreement for Debt Securities.*
1.4	Form of Underwriting Agreement for Warrants.*
1.5	Form of Underwriting Agreement for Purchase Contracts.*
1.6	Form of Underwriting Agreement for Units.*
4.1	Articles of Incorporation of Union Bankshares Corporation, as amended (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on April 29, 2014).
4.2	Bylaws of Union Bankshares Corporation, as amended (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on July 1, 2014).
4.3	Form of Articles of Amendment Establishing a Series of Preferred Stock.*

Exhibit No.	Description
4.4	Form of Preferred Stock Certificate.*
4.5	Form of Senior Debt Securities Indenture.
4.6	Form of Senior Debt Security.*
4.7	Form of Subordinated Debt Securities Indenture.
4.8	Form of Subordinated Debt Security.*
4.9	Form of Warrant.*
4.10	Form of Warrant Agreement.*
4.11	Form of Purchase Contract Agreement.*
4.12	Form of Unit Agreement.*
4.13	Form of Depository Agreement.*
5.1	Opinion of LeClairRyan, A Professional Corporation.
5.2	Opinion of counsel as to certain federal income tax matters.*
12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends.
23.1	Consent of Yount, Hyde & Barbour, P.C.
23.2	Consent of LeClairRyan, A Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on the signature page hereto).

*	To be filed by amendment or under a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on September 12, 2014.

UNION BANKSHARES CORPORATION
By:	/s/ G. William Beale
G. William Beale President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints G. William Beale and Robert M. Gorman, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments.

Signature	Capacity	Date

/s/ G. William Beale G. William Beale	President and Chief Executive Officer and Director (principal executive officer)	September 12, 2014

/s/ Robert M. Gorman Robert M. Gorman	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	September 12, 2014

/s/ Raymond D. Smoot, Jr. Raymond D. Smoot, Jr.	Chairman of the Board of Directors	September 12, 2014

/s/ Ronald L. Hicks Ronald L. Hicks	Vice Chairman of the Board of Directors	September 12, 2014

/s/ L. Bradford Armstrong L. Bradford Armstrong	Director	September 12, 2014

/s/ Glen C. Combs Glen C. Combs	Director	September 12, 2014

/s/ Beverley E. Dalton Beverley E. Dalton	Director	September 12, 2014

/s/ Gregory L. Fisher Gregory L. Fisher	Director	September 12, 2014

/s/ Daniel I. Hansen Daniel I. Hansen	Director	September 12, 2014

/s/ Jan S. Hoover Jan S. Hoover	Director	September 12, 2014

Signature	Capacity	Date

/s/ Patrick J. McCann Patrick J. McCann	Director	September 12, 2014

/s/ Alan W. Meyers Alan W. Meyers	Director	September 12, 2014

/s/ W. Tayloe Murphy, Jr. W. Tayloe Murphy, Jr.	Director	September 12, 2014

/s/ Thomas P. Rohman Thomas P. Rohman	Director	September 12, 2014

/s/ Linda V. Schreiner Linda V. Schreiner	Director	September 12, 2014

/s/ Raymond L. Slaughter Raymond L. Slaughter	Director	September 12, 2014

/s/ Charles W. Steger Charles W. Steger	Director	September 12, 2014

/s/ Ronald L. Tillett Ronald L. Tillett	Director	September 12, 2014

/s/ Keith L. Wampler Keith L. Wampler	Director	September 12, 2014

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement for Common Stock.*

1.2	Form of Underwriting Agreement for Preferred Stock.*

1.3	Form of Underwriting Agreement for Debt Securities.*

1.4	Form of Underwriting Agreement for Warrants.*

1.5	Form of Underwriting Agreement for Purchase Contracts.*

1.6	Form of Underwriting Agreement for Units.*

4.1	Articles of Incorporation of Union Bankshares Corporation, as amended (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on April 29, 2014).

4.2	Bylaws of Union Bankshares Corporation, as amended (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on July 1, 2014).

4.3	Form of Articles of Amendment Establishing a Series of Preferred Stock.*

4.4	Form of Preferred Stock Certificate.*

4.5	Form of Senior Debt Securities Indenture.

4.6	Form of Senior Debt Security.*

4.7	Form of Subordinated Debt Securities Indenture.

4.8	Form of Subordinated Debt Security.*

4.9	Form of Warrant.*

4.10	Form of Warrant Agreement.*

4.11	Form of Purchase Contract Agreement.*

4.12	Form of Unit Agreement.*

4.13	Form of Depository Agreement.*

5.1	Opinion of LeClairRyan, A Professional Corporation.

5.2	Opinion of counsel as to certain federal income tax matters.*

12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends.

23.1	Consent of Yount, Hyde & Barbour, P.C.

23.2	Consent of LeClairRyan, A Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

*	To be filed by amendment or under a Current Report on Form 8-K and incorporated herein by reference.